UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2007

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2007, Jones Soda Co. (the "Company") entered into a Loan Agreement with KeyBank National Association, providing for a revolving line of credit in principal amount of up to $15,000,000. The credit facility matures on August 21, 2009. The new credit facility replaces the Company's $5 million revolving line of credit with Greater Bay Business Funding, which expired by its terms on August 25, 2007.

The new credit facility is not subject to any borrowing base computations or limitations, but does contain certain financial covenants that the Company must meet. The Company must maintain a minimum Current Ratio (Current Assets to Current Liabilities, each as defined in the Loan Agreement) of 2.00 to 1.00. Also, the Company's ratio of Total Debt to Tangible Net Worth (each as defined in the Loan Agreement) cannot exceed 1.00 to 1.00. As of the date of this Report, the Company was in compliance with these financial covenants.

At the Company's election, the interest rate on the credit facility will be based on either (a) KeyBank's prime rate minus 1.50% per annum, or (b) LIBOR plus 1.00% per annum. As of the date of this Report, the Company had not borrowed any amounts under the credit facility.

The credit facility is secured by a grant of a first priority security interest in all of the Company's assets. Concurrently with the Loan Agreement, on August 21, 2007, the Company entered into a Security Agreement in favor of KeyBank.

The Loan Agreement and Security Agreement contain customary representation and warranties, affirmative and negative covenants and events of default. Upon an event of default, outstanding amounts under the credit facility accrue interest at the prime rate plus 5.00%.

The foregoing summary description of the credit facility does not purport to be a complete statement of the parties’ rights and obligations under the agreements, and is qualified in its entirety by reference to the full text of the Loan Agreement and the Security Agreement, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Loan Agreement, dated August 21, 2007 between Jones Soda Co. and KeyBank National Association

10.2 Commercial Security Agreement, dated August 21, 2007 by Jones Soda Co. for the benefit of KeyBank National Association

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

August 27, 2007	By:	/s/ Hassan N. Natha

Name: Hassan N. Natha
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement, dated August 21, 2007 between Jones Soda Co. and KeyBank National Association
10.2	Commercial Security Agreement, dated August 21, 2007 by Jones Soda Co. for the benefit of KeyBank National Association